Exhibit 99.1

Twist Bioscience Reports Fiscal First Quarter 2024 Financial Results

– Record revenue of $71.5M in 1QFY24, an increase of 32% over $54.2M in 1QFY23 –

– Orders increased to $77.5M in 1QFY24, an increase of 19% over 1QFY23 –

— Increased FY 2024 revenue guidance to $288M to $293M; Increased FY 2024 gross margin guidance to 40% to 41% —

SOUTH SAN FRANCISCO, Calif. -- (February 2, 2024) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the first quarter of fiscal 2024 ended December 31, 2023.

"We're starting fiscal 2024 off strong with record revenue of $71.5 million for the first fiscal quarter, coming in above our projection, with a gross margin of 40.5%," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "In SynBio, after a limited launch of Express Genes in November, we expanded the offering to include midi and Maxi preps at Express speed and over time, we expect this offering will allow us to both expand our share of market and convert the Maker's Market of researchers who make their own genes into DNA buyers."

Dr. Leproust continued, "NGS had a strong quarter, with our top ten customers accounting for 44% of NGS revenue. As we move through the year, we plan to introduce new products and differentiated solutions to our customers and remain laser focused on revenue growth, margin expansion and financial discipline as we progress on our path to profitability."

FISCAL 2024 FIRST QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the first quarter of fiscal 2024 increased to $77.5 million compared to $64.7 million for the same period of fiscal 2023.
•Revenue: Total revenues for the first quarter of fiscal 2024 increased to $71.5 million compared to $54.2 million for the same period of fiscal 2023.
◦Synbio revenue increased to $26.8 million for the first quarter of fiscal 2024 compared to $21.7 million for the same period of fiscal 2023.
▪Synthetic genes revenue increased to $19.7 million for the first quarter of fiscal 2024 compared to $16.2 million for the same period of fiscal 2023.
▪Oligo Pools revenue increased to $4.2 million for the first quarter of fiscal 2024 compared to $3.7 million for the same period of fiscal 2023.

▪DNA libraries revenue increased to $2.9 million for the first quarter of fiscal 2024 compared to $1.8 million for the same period of fiscal 2023.
◦NGS revenue increased to $39.4 million for the first quarter of fiscal 2024 compared to $24.4 million for the same period of fiscal 2023.
◦Biopharma revenue was $5.2 million for the first quarter of fiscal 2024 compared to $8.2 million in the same period of fiscal 2023.
•Cost of Revenues: Cost of revenues for the first quarter of fiscal 2024 was $42.5 million compared to $29.4 million for the same period of fiscal 2023.
•Research and Development Expenses: Research and development expenses for the first quarter of fiscal 2024 were $23.1 million compared to $31.2 million for the same period of fiscal 2023.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the first quarter of fiscal 2024 were $52.8 million compared to $42.3 million for the same period of fiscal 2023.
•Net Loss: Net loss attributable to common stockholders for the first quarter of fiscal 2024 was $43.0 million, or $0.75 per share, compared to $41.8 million, or $0.74 per share, for the same period of fiscal 2023.
•Cash Position: As of December 31, 2023, the company had $311.1 million in cash, cash equivalents and short-term investments.

Recent Highlights:

•Shipped products to 2,140 customers in the first quarter of fiscal 2024, compared to approximately 2,060 customers in the first quarter of fiscal 2023.
•Shipped approximately 171,000 genes during the first quarter of fiscal 2024, compared with approximately 134,000 genes during the first quarter of fiscal 2023.
•On January 24, 2024, expanded Express Genes rapid gene synthesis service to all prep scales.
•Appointed Adam Laponis as chief financial officer.

Updated Fiscal 2024 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2024, including the second quarter of fiscal 2024. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2024, Twist provided the following updated financial guidance:

•Total revenue is expected to be in the range of $288 million to $293 million, growth of 18 to 20 percent, and includes the following:

◦SynBio revenue is expected to be in the range of $114 million to $117 million compared to the previous estimate of $113 million to $116 million, indicating year over year growth of 16 to 19 percent
◦NGS revenue is expected to be in the range of $150 million to $152 million compared to the previous estimate of $147 million to $149 million, indicating year over year growth of 21 to 23 percent
◦Biopharma revenue is expected to be approximately $24 million compared to the previous estimate of approximately $25 million, indicating year over year growth of approximately 3 percent
•Gross margin is expected to be approximately 40% to 41% for fiscal 2024, an increase across the range
•Loss from operations before taxes of approximately $189 million to $194 million, an increase from $180 million to $188 million provided previously
◦Capital expenditure of $15 million, a decrease of $5 million from prior guidance
◦Ending cash, cash equivalents and short-term investments at September 30, 2024 of approximately $245 million, unchanged from previous guidance

For the second quarter of fiscal year 2024, Twist provided the following financial guidance:

•Total revenue of approximately $70 million to $71 million
◦SynBio revenue of approximately $28.5 million
◦NGS revenue of approximately $37 million to $38 million
◦Biopharma revenue of approximately $4.5 million
•Gross margin of 39%

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Updated Fiscal 2024 Financial Guidance” statements regarding future growth and expansion, timing of the development of data storage solutions, revenue growth, estimated annual revenues, ability and timing to achieve profitability and ability to increase gross margins and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s restructuring activities and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist Bioscience to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 21, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended December 31,
(In thousands, except per share data)	2023	2022
Revenues	$71,498	$54,243
Operating expenses:
Cost of revenues	$42,536	$29,442
Research and development	23,099	31,242
Selling, general and administrative	52,840	42,324
Change in fair value of contingent considerations and holdbacks	—	(4,135)
Total operating expenses	$118,475	$98,873
Loss from operations	$(46,977)	$(44,630)
Interest income	4,120	3,040
Interest expense	—	(1)
Other income (expense), net	(31)	(157)
Income tax (provision) / benefit	(120)	(76)
Net loss attributable to common stockholders	$(43,008)	$(41,824)
Net loss per share attributable to common stockholders—basic and diluted	$(0.75)	$(0.74)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	57,497	56,444

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	December 31, 2023	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$266,269	$286,470
Short-term investments	44,875	49,943
Accounts receivable, net	35,354	44,064
Inventories	30,863	32,063
Prepaid expenses and other current assets	12,870	11,716
Total current assets	$390,231	$424,256
Property and equipment, net	126,225	131,830
Operating lease right-of-use assets	69,093	71,531
Other non-current assets	147,266	148,786
Total assets	$732,815	$776,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,256	$14,052
Accrued expenses	13,959	10,754
Accrued compensation	20,787	25,818
Current portion of operating lease liability	14,808	14,896
Other current liabilities	6,418	7,803
Total current liabilities	$65,228	$73,323
Operating lease liability, net of current portion	77,070	79,173
Other non-current liabilities	475	475
Total liabilities	$142,773	$152,971
Total stockholders’ equity	$590,042	$623,432
Total liabilities and stockholders’ equity	$732,815	$776,403